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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4, Amendment No. 2 and related Prospectus of World Access, Inc. and subsidiaries for the registration of its common stock and to the incorporation by reference therein of our report dated March 20, 2000, with respect to the consolidated financial statements and schedules of World Access, Inc. and subsidiaries included in its Annual Report (Form 10-K/A, Amendment No. 2), for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Atlanta, Georgia
September 7, 2000